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                                                                    EXHIBIT 99.2



TOWER     Udi Efrat
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CONTACT:  Technical Marketing Manager
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          011-972-6-650-6203
          011-972-6-654-7788 (fax)
          udief@towersemi.com

SANDISK   Bob Goligoski
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CONTACT:  SanDisk Corporation
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          408 - 542 - 0463
          bgoligoski@sandisk.com
          ----------------------

KCSA      Paul Holm/Joseph A. Mansi
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CONTACT:  212-896-0201/896-1205
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          pholm@kcsa.com/jmansi@kcsa.com
          ------------------------------
          www.kcsa.co



                  TOWER SEMICONDUCTOR AND SANDISK CORPORATION


              ANNOUNCE $75 MILLION STRATEGIC INVESTMENT AGREEMENT

                                    - - - -
     Tower To Build New Fab In Israel With SanDisk As First Wafer Partner

                                   - - - - -
           Tower Expects To Sign Additional Partners In Near Future
                                   - - - - -
            Construction Of New Fab Anticipated To Start This Year

                                   - - - - -
             Parties will host joint teleconference call on July 5


     MIGDAL HAEMEK, ISRAEL, July 4, 2000 -- Tower Semiconductor (NASDAQ: TSEM) and SanDisk Corporation (NASDAQ: SNDK) today announced that they have entered into a definitive agreement under which SanDisk will make a $75 million strategic investment in Tower. In return for its investment, SanDisk will receive equity, corresponding representation on Tower's board and committed production capacity in the advanced fab Tower plans to build in Migdal Haemek, Israel. The announcement was made at a joint Tower-SanDisk press conference.

     Tower plans to raise additional equity, mostly from other strategic partners in similar transactions, of approximately $350 million. It is expected that following the completion of all the financing transactions necessary for the new wafer manufacturing facility, SanDisk will hold approximately a 10% stake in Tower, while the Israel Corp. will have about 20%. Additional strategic partners that will join the initiative will hold together approximately 30% of the company.

     "I am pleased to announce that SanDisk is joining us both as a major investor and wafer partner in the new fab," said Dr. Yoav Nissan-Cohen, Tower's Co-Chief Executive Officer. "The two partnerships announced so far - first with Toshiba and now with SanDisk - were significant steps toward the new fab. Following this agreement with SanDisk, we expect to announce similar agreements with additional wafer partners in the very near future."

     Nissan-Cohen continued, "This fab, which will be the most advanced pure-play foundry facility in Europe, will enable us to provide our customers with leading edge processes and meet the demand for our advanced specialized technologies. With the new fab, we will be able to maximize the value of our CMOS image sensor technology, and also of the microFLASH(R) process, which we developed jointly with Saifun Semiconductor based on their pioneering technology."


     Dr. Eli Harari, President and CEO of SanDisk said, "SanDisk is very pleased to announce this strategic investment in Tower Semiconductor. This step represents a natural extension of our strategic alliance with Toshiba for the joint development and manufacturing of advanced flash memories and SD (Secure Digital) Card controllers. Toshiba has recently agreed to transfer its advanced CMOS Logic technology to Tower under a separate Technology License Agreement. We intend to incorporate this technology in the design and future manufacturing by Tower of the advanced controller chips used in SanDisk's flash memory cards. Our highly successful SanDisk Israel Design Center, which has the responsibility for developing every SanDisk Flash controller used in our MultiMediaCards and Secure Digital Cards, will work closely with Tower to bring up the production of future advanced controller chips for SanDisk."

     Harari also said, "The strong financial incentives package expected from the Israeli government, including substantial grants and favorable tax incentives, was a critical element in our decision. We were also impressed with Tower's reputation for excellent customer service, and we agree with Tower's strategy to position itself as a European Centric foundry specializing in advanced CMOS logic, embedded microFLASH and CMOS Image Sensors."

     Tower and Israel Corporation Chairman Idan Ofer commented, "This agreement reflects Israel Corporation's decision to focus on the semiconductor industry as one of our main holdings. An advanced wafer fab is central to Tower's long term plans. The combination of Toshiba's advanced technologies, Tower's quality people and management team, and SanDisk's leadership and product innovation in its market, will help us transform Tower into a world class, leading edge semiconductor manufacturer over the next few years. We are now proceeding to put into place the other necessary elements of the new fab. We are working to obtain approval of a government incentive package, bring in additional wafer partners and secure the necessary financing to launch this exciting project."

     Yasuo Morimoto, the president of Toshiba Semiconductor Company, said:
"Toshiba welcomes SanDisk's decision to join Tower as a wafer partner in its new fab. We are already cooperating with SanDisk in the area of NAND Flash, and we believe the Tower project will enable the two companies to enhance their business. We are also confident that the support of Toshiba and SanDisk will contribute to the success of Tower's project."

     About Tower's New Fab

     Tower will use the investment, expected government grant, bank loans and its own cash toward constructing an advanced fab adjacent to its current facility in Migdal Haemek, Israel. The new fab, called "Fab 2", is planned to employ approximately 1,000 professionals and produce up to 33,000 200-mm wafers per month. Tower has already started recruiting employees for Fab 2 in Israel and abroad, and is preparing an extensive training program to bring the new recruits to the necessary skill level. Tower is planning to commence construction of the new Fab later this year. The agreement between Tower and SanDisk follows the previously announced technology transfer agreement between Tower and Toshiba Corporation pursuant to which Toshiba agreed to transfer to Tower the deep sub-micron CMOS process technologies to be used in the new fab. Transfer of know-how from Toshiba has already begun with Tower engineers at Toshiba's plant in Japan.

     Agreement Terms
     ---------------

     Under the terms of the agreement, SanDisk's investment will be made in several stages over an approximately 18 month period, against satisfactory completion of key milestones for the construction, equipping and commencement of production at the new wafer fab. SanDisk will receive from Tower a guaranteed portion of the available wafer capacity at competitive pricing, with first production expected in 2002. SanDisk will also hold an option to acquire additional equity of approximately 10% of Tower under generally similar terms. The total cost of the project is estimated at $1.5 billion through the end of 2003. The closing of the transaction with SanDisk is subject to several conditions, including the timely approval of a financial incentive package from the Israeli government, securing additional required financing from other wafer fab partners and banking and/or financial institutions, timely commencement of fab construction, as well as respective board approval.

     Tower and SanDisk CEOs will hold a joint teleconference call to discuss the news in this press release. The call will take place at noon (EDT), Wednesday, July 5. To take part in the teleconference call, dial 1-800-521-5469 (domestic) or 1-303-267-1007 (international) about 10 minutes prior to noon
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(EDT) and ask for the "Tower Semiconductor Teleconference." You will then hear a presentation by Dr. Yoav Nissan-Cohen and Dr. Eli Harari, who will host the call and be available to answer questions.

     The teleconference may also be heard on vcall's Web site at
http://www.vcall.com. Replay: For those unable to participate, a replay will be
--------------------
made available from 2 pm (EDT) on July 5 to 7 pm (EDT) on July 7. To listen in, please dial 1-800-625-5288 (domestic) or 1-303-804-1855 (international). Replay ID Code: 756681.



     TOWER SEMICONDUCTOR LTD. is an independent manufacturer and service provider of semiconductor integrated circuits on silicon wafers. As a foundry, Tower provides IC design, manufacturing and turnkey services using advanced production capabilities and the proprietary IC designs of its customers, and is specializing in providing solutions for embedded non-volatile memory devices and CMOS image sensors. ICs manufactured by Tower are incorporated into a wide range of products in diverse and rapidly growing markets, including computer and office equipment, communication products and consumer electronics.

     SANDISK CORPORATION is the world's largest supplier of flash data storage products, designs, manufactures and markets industry-standard, solid-state data, digital imaging and audio storage products using its patented, high density flash memory and controller technology. SanDisk is based in Sunnyvale, California.

     microFLASH(R) is a registered trademark of Tower Semiconductor Ltd.

     SanDisk's web site/home page address: http://www.sandisk.com
                                           ----------------------

     Tower's web site/home page address: http://www.TowerSemi.com
                                             ------------------------


Tower And SanDisk Safe Harbor Statement

This press release includes forward-looking statements, which are subject to risks and uncertainties. Actual results may vary from those projected or implied by such forward-looking statements. Potential risks and uncertainties include, without limitation, risks and uncertainties associated with (i) satisfaction of the conditions to the closing of the agreement with SanDisk, including obtaining commitments for additional equity and debt financing and government grants, (ii) initiating and completing the construction of a new wafer manufacturing facility, (iii) conditions in the market for foundry manufacturing services and in the market for semiconductor products generally, (iv) successful completion of the development and introduction to production of Tower's microFLASH process and other advanced CMOS technologies that are currently under development and/or being introduced to production, (v) market acceptance and competitiveness of the products to be manufactured by Tower for customers using these technologies and
(vi) ramp-up at Tower's new fabrication facility. A more complete discussion of risks and uncertainties that may affect the accuracy of these statements, and Tower's business generally, is included at "Item 1. Business -- Factors Which May Influence Future Results and Accuracy of Forward-Looking Statements" in Tower's most recent Annual Report on Form 20-F as filed by Tower with the Securities and Exchange Commission.